UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 21, 2015

PARAMOUNT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2015, Paramount Group, Inc. (the “Company”) held its annual meeting of stockholders in New York, New York (the “Annual Meeting”). As of the record date, there were a total of 212,106,718 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a) Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2016 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Names of Directors	For	Against	Abstain	Broker Non-Votes
Albert Behler	186,653,051	4,482,674	511,536	7,273,192
Thomas Armbrust	161,342,632	30,293,093	11,536	7,273,192
Dan Emmett	178,408,309	13,227,419	11,533	7,273,192
Lizanne Galbreath	151,456,524	40,179,227	11,510	7,273,192
Peter Linneman	151,146,747	40,488,978	11,536	7,273,192
David O’Connor	178,409,691	13,229,037	8,533	7,273,192
Katharina Otto-Bernstein	185,639,621	5,994,133	13,507	7,273,192

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2016 and until the directors’ successors have been duly elected and qualified or until a given director’s earlier resignation or removal.

(b) Votes regarding the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2015, were as follows:

For	Against	Abstain
197,681,955	510,484	728,014

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2015 was duly ratified by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 22, 2015